Exhibit 99.1

Schnitzer Reports Fourth Quarter and Fiscal 2017 Financial Results

Strongest Fourth Quarter and Fiscal Year Earnings Per Share Since Fiscal 2011

Fiscal 2017 Total Ferrous Volumes Up 10% and Nonferrous Volumes Up 15%

PORTLAND, Ore.--(BUSINESS WIRE)--October 24, 2017--Schnitzer Steel Industries, Inc. (Nasdaq: SCHN) today reported financial results for its fourth quarter and fiscal year ended August 31, 2017. The Company reported earnings per share from continuing operations of $0.65 and adjusted earnings per share of $0.63 for the fourth quarter fiscal 2017. These results are significantly higher than fourth quarter fiscal 2016 reported earnings per share of $0.59 and adjusted earnings per share of $0.60, both of which included a benefit of $0.21 per share from an insurance reimbursement of $6 million. Our fiscal 2017 full year reported earnings per share of $1.60 and adjusted earnings per share of $1.53 also represent significant increases compared to fiscal 2016 reported loss per share of $0.66 and adjusted earnings per share of $0.69. For a reconciliation of the adjusted results to U.S. GAAP, see the Non-GAAP Financial Measures provided after the financial statements in this document.

Auto and Metals Recycling (AMR) generated fourth quarter operating income of $24 million, or $28 per ferrous ton, which is a 27% increase in operating income from the prior year quarter. The increased operating income reflects 7% higher ferrous sales volumes compared to last year’s fourth quarter, as well as higher average net selling prices, sustained benefits from our cost savings and productivity initiatives, and a favorable impact from average inventory accounting.

Cascade Steel and Scrap (CSS) generated fourth quarter operating income of $8 million, including a gain on sale of an Oregon metals recycling joint venture investment of $1 million. These results compare favorably to the prior year fourth quarter operating income for CSS of $3 million, which included an asset impairment charge of $2 million in the steel manufacturing operations. The improved fourth quarter performance reflects 20% higher finished steel sales volumes compared to last year’s fourth quarter as well as an increase in finished steel average net selling prices and benefits from productivity improvements, including initial synergies from the integration of the steel manufacturing and the Oregon metals recycling operations into a single operating and reportable segment.

"In fiscal 2017, we delivered our strongest earnings performance in the past six years with significantly higher volumes and operating margins year over year. In a market environment in which we saw stable to steadily improving prices and demand for ferrous and nonferrous recycled metal, our results reflect our success in increasing our sales diversification, expanding our supply channels, improving our operating efficiencies, and sustaining the benefits from our multi-year productivity improvement initiatives," said Tamara Lundgren, President and Chief Executive Officer. "We converted our greater profitability into another year of strong positive operating cash flow which also reflected our disciplined working capital management in a higher price and volume environment. Going forward, our improved profitability and strong balance sheet should provide us with the flexibility and financial strength to take advantage of evolving market opportunities and further increase shareholder value," added Lundgren.

In fiscal 2017, the combination of improved U.S. and global economic growth, and lower Chinese steel exports driven by higher domestic demand and reductions in less efficient steel-making capacity, contributed to improved demand and prices for ferrous recycled scrap metal. Long-term demand for recycled metals is expected to continue to be driven by factors including global economic growth and an increased focus on environmental policies promoting natural resource conservation, lower greenhouse gas emissions, and reduced energy consumption.

In fiscal 2017, total ferrous and nonferrous volumes increased by 10% and 15%, respectively, compared to fiscal 2016, including external sales by AMR and CSS, and deliveries to our steel mill. Strong operating cash flow of $49 million and $100 million for the fourth quarter and fiscal 2017, respectively, reduced total debt by 25% from the end of fiscal 2016.

For fiscal 2017, AMR's ferrous and nonferrous sales volumes increased 9% and 14%, respectively, compared to the prior year. AMR's operating income for fiscal 2017 of $91 million and operating income per ferrous ton of $29 represents a significant improvement from fiscal 2016 operating income of $23 million and operating income per ferrous ton of $8, and adjusted operating income of $48 million and adjusted operating income per ferrous ton of $16.

For fiscal 2017, CSS's operating income of $5 million compares to fiscal 2016 operating income of $5 million, which included asset impairment charges of $4 million. Fiscal 2017 adjusted operating income of $5 million was lower than fiscal 2016 adjusted operating income of $9 million, reflecting higher costs of raw materials and the adverse impact of finished steel imports on selling prices. For a reconciliation of the adjusted AMR and CSS results to U.S. GAAP, see the Non-GAAP Financial Measures provided after the financial statements in this document.

Summary Results
($ in millions, except per share amounts)
	Quarter			Year
	4Q17	4Q16	3Q17	2017	2016
Revenues	$494	$391	$477	$1,688	$1,353

Operating income (loss)	$22	$18	$19	$56	$(8)
Goodwill impairment charge	—	—	—	—	9
Other asset impairment charges (recoveries), net	—	2	(1)	(1)	21
Restructuring charges and other exit-related activities	—	(1)	—	—	7
Resale or modification of previously contracted shipments, net of recoveries	—	(1)	—	(1)	(1)
Adjusted operating income(1)(2)	$22	$19	$18	$54	$28

Net income (loss) attributable to SSI	$18	$16	$17	$45	$(19)
Net income (loss) from continuing operations attributable to SSI	$18	$16	$17	$45	$(18)
Adjusted net income from continuing operations attributable to SSI(1)	$18	$17	$16	$43	$19

Diluted earnings (loss) per share attributable to SSI	$0.64	$0.58	$0.60	$1.58	$(0.71)
Diluted earnings (loss) per share from continuing operations attributable to SSI	$0.65	$0.59	$0.60	$1.60	$(0.66)
Adjusted diluted EPS from continuing operations attributable to SSI(1)	$0.63	$0.60	$0.56	$1.53	$0.69

(1)	See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.
(2)	May not foot due to rounding.

In the fourth quarter of fiscal 2017, Schnitzer completed the previously announced integration of its steel manufacturing and Oregon metals recycling operations into a single operating and reportable segment, CSS. As a result, our AMR performance now excludes the Oregon metals recycling operations. This change in operating and reportable segments is reflected in the results for the fourth quarter of fiscal 2017 and comparable prior period information has been recast to reflect this change. Recasting this historical information did not have an impact on the consolidated financial performance of the Company for any of the periods presented.

Auto and Metals Recycling

AMR segment results and operating statistics for all periods have been recast to reflect the integration of the Oregon metals recycling operations into CSS in the fourth quarter of 2017.

Summary of Auto and Metals Recycling Results
($ in millions, except selling prices)
	Quarter			Year
	4Q17	4Q16	3Q17	2017	2016
Total revenues	$393	$309	$385	$1,364	$1,061

Ferrous revenues	$249	$186	$237	$843	$626
Ferrous volumes (000s LT)	864	805	825	3,145	2,899
Avg. net ferrous sales prices ($/LT)(1)	$262	$209	$258	$242	$193

Nonferrous revenues	$112	$99	$113	$395	$330
Nonferrous volumes (Ms LB)(2)	150	139	150	541	474
Avg. net nonferrous sales prices ($/LB)(1)(2)	$0.64	$0.60	$0.65	$0.63	$0.60

Cars purchased for retail (000s)	113	92	108	411	319

Operating income(3)	$24	$19	$30	$91	$23
Operating income per Fe ton	$28	$23	$36	$29	$8

Adjusted operating income(4)	$24	$18	$28	$90	$48
Adjusted operating income per Fe ton	$28	$23	$34	$29	$16

(1)	Sales prices are shown net of freight.
(2)	Excludes PGM metals in catalytic converters.
(3)	Operating income does not include the impact of restructuring charges and other exit-related activities.
(4)	See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.

Volumes: Ferrous sales volumes in the fourth quarter increased 7% compared to the prior year quarter and 5% sequentially. Nonferrous sales volumes increased 8% compared to the prior year quarter and approximated the third quarter. Cars purchased by our auto stores in the fourth quarter increased 23% compared to the prior year quarter and 5% sequentially. For fiscal 2017, cars purchased achieved a record level of 411 thousand.

Export customers accounted for 72% of total ferrous sales volumes in the fourth quarter. Our products, including ferrous, nonferrous and recycled auto parts, were shipped to 17 countries in the fourth quarter and a total of 24 countries in fiscal 2017.

Pricing: During the fourth quarter, ferrous average net sales prices increased $53 per ton, or 25%, compared to the prior year quarter. Ferrous average net sales prices were more stable sequentially, increasing by $4 per ton, or 2%, reflecting shipments in the fourth quarter which had been contracted before the ramp up in market prices later in the quarter. Nonferrous average net sales prices in the fourth quarter increased 7% compared to the prior year quarter and were slightly lower sequentially primarily reflecting a change in product mix shipped.

Margins: Operating income per ton of $28 in the fourth quarter increased 19% compared to the prior year quarter reflecting better market conditions, increased sales diversification, improved volumes, the sustained benefits from cost savings and productivity initiatives and a favorable impact from average inventory accounting. Sequentially, operating income per ton was lower primarily due to sharply rising ferrous market prices in August, which led to increases in the cost of raw materials and compressed margins on shipments contracted earlier in the quarter, as well as seasonally lower auto parts retail sales. Fourth quarter fiscal 2017 included an estimated benefit from average inventory accounting of $3 million which compares to adverse impacts in the prior year fourth quarter of $2 million and $1 million in the third quarter of fiscal 2017.

Cascade Steel and Scrap

CSS segment results and operating statistics reflect the integrated steel manufacturing operations and Oregon metals recycling operations for all periods presented.

Summary of Cascade Steel and Scrap Results
($ in millions, except selling prices)

	Quarter			Year
	4Q17	4Q16	3Q17	2017	2016
Steel revenues	$88	$69	$82	$281	$270
Recycling revenues	$17	$15	$14	$59	$34
Total segment revenues	$105	$84	$96	$340	$304

Operating income	$8	$3	$1	$5	$5
Adjusted operating income(1)	$7	$5	$1	$5	$9

Finished steel average net sales price ($/ST)(2)	$565	$528	$545	$534	$522
Finished steel sales volumes (000s ST)	147	123	141	496	488

Rolling mill utilization(3)	95%	71%	85%	83%	63%

(1)	See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.
(2)	Price information is shown after netting the cost of freight incurred to deliver the product to the customer.
(3)	Rolling mill utilization for fiscal 2017 is based on effective annual production capacity under current conditions of 580 thousand tons of finished steel products, reflecting a decrease in the effective finished steel production capacity resulting from the decommissioning of the older rolling mill during the first quarter of fiscal 2017.

Volumes: Finished steel sales volumes in the fourth quarter of 147 thousand tons increased 20% from the prior year quarter and 4% sequentially, primarily due to stronger demand and, compared to the prior year quarter, a reduced impact from imported rebar products on the West Coast.

Pricing: Average net selling prices for finished steel increased 7% from the prior year fourth quarter, primarily due to lower levels of steel imports during the second half of fiscal 2017. Sequentially, finished steel prices increased 4%, primarily reflecting higher raw material costs.

Margins: Fourth quarter operating income of $8 million, which included a gain on sale of an Oregon metals recycling joint venture investment of $1 million, and adjusted operating income of $7 million increased significantly compared to the prior year quarter and sequentially. The improved performance was primarily due to a combination of higher finished steel shipments and average net selling prices, and early benefits from internal synergies and productivity initiatives completed during the fourth quarter.

Corporate Items

During fiscal 2017, the Company generated operating cash flow of $49 million and $100 million for the fourth quarter and fiscal 2017, respectively. Total debt of $145 million at the end of the fourth quarter was $47 million, or 25%, lower than at the end of fiscal 2016 and total debt, net of cash, of $138 million was $28 million, or 17%, lower in the same period (refer to Non-GAAP Financial Measures provided after the financial statements in this document). During fiscal 2017, the Company invested $45 million in capital expenditures and returned $20 million to shareholders through quarterly dividend payments.

In the fourth quarter of fiscal 2017, consolidated financial performance included Corporate expense of $10 million, an increase compared to the prior year quarter primarily due to the $6 million insurance reimbursement in the fourth quarter of fiscal 2016. The Company's effective tax rate was an expense of 2.7% for fiscal year 2017 which was lower than the federal statutory rate primarily due to changes in valuation allowances.

Analysts' Conference Call: Fourth Quarter and Fiscal 2017

A conference call and slide presentation to discuss results will be held today, October 24, 2017, at 11:30 a.m. ET hosted by Tamara Lundgren, President and Chief Executive Officer, and Richard Peach, Senior Vice President, Chief Financial Officer and Chief of Corporate Operations. The call and the slides will be webcast and accessible on the Company's website at www.schnitzersteel.com.

Summary financial data is provided in the following pages. The slides and appendix will be available prior to the call on the website.

About Schnitzer Steel Industries, Inc.

Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled metal products in North America. Schnitzer has seven deep water export facilities and operates in 23 states, Puerto Rico and Western Canada. The Company's vertically integrated operating platform includes retail auto parts stores which sell recycled auto parts and receive approximately 5 million annual customer visits. The Company's electric-arc furnace mill in McMinnville, Oregon produces finished steel long products, including rebar, wire rod and other specialty products using recycled metal as its primary raw material. The Company began operations in 1906 in Portland, Oregon.

SCHNITZER STEEL INDUSTRIES, INC.
FINANCIAL HIGHLIGHTS
(in thousands)
(Unaudited)

	For the Three Months Ended			For the Year Ended
	August 31, 2017	August 31, 2016	May 31, 2017	August 31, 2017	August 31, 2016

REVENUES:

Auto and Metals Recycling:
Ferrous revenues	$248,856	$186,089	$236,834	$843,222	$625,517
Nonferrous revenues	111,881	98,529	113,488	394,977	330,351
Retail and other revenues	32,570	24,736	35,076	125,419	104,724
Total Auto and Metals Recycling	393,307	309,354	385,398	1,363,618	1,060,592

Cascade Steel and Scrap:
Steel revenues	87,915	68,688	81,964	280,767	269,905
Recycling revenues	17,334	14,986	14,258	58,853	34,127
Total Cascade Steel and Scrap	105,249	83,674	96,222	339,620	304,032
Intercompany sales eliminations	(4,298)	(2,364)	(4,532)	(15,647)	(12,081)
Total revenues	$494,258	$390,664	$477,088	$1,687,591	$1,352,543

OPERATING INCOME (LOSS):

AMR operating income	$23,992	$18,865	$29,520	$91,405	$23,168
CSS operating income	8,019	2,559	1,163	5,275	4,696
Consolidated operating income (loss)	$22,108	$18,376	$19,147	$56,013	$(7,842)

Adjusted AMR operating income(1)	$24,435	$18,310	$28,305	$90,077	$47,730
Adjusted CSS operating income(1)	7,085	4,783	1,163	4,742	8,888
Adjusted segment operating income(1)(2)	31,520	23,093	29,468	94,819	56,618
Corporate expense	(10,107)	(4,360)	(11,272)	(40,788)	(29,646)
Intercompany eliminations	294	336	(171)	12	800
Adjusted operating income(1)	21,707	19,069	18,025	54,043	27,772
Goodwill impairment charge	—	—	—	—	(8,845)
Other asset impairment charges (recoveries), net	74	(2,224)	1,044	717	(20,682)
Restructuring charges and other exit-related activities	(90)	976	(93)	109	(6,781)
Recoveries related to the resale or modification of previously contracted shipments	417	555	171	1,144	694
Total operating income (loss)	$22,108	$18,376	$19,147	$56,013	$(7,842)

(1)	See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.
(2)	Segment operating income does not include the impact of restructuring charges and other exit-related activities.

SCHNITZER STEEL INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)
	For the Three Months Ended			For the Year Ended
	August 31, 2017	August 31, 2016	May 31, 2017	August 31, 2017	August 31, 2016
Revenues	$494,258	$390,664	$477,088	$1,687,591	$1,352,543
Cost of goods sold	430,703	336,726	411,109	1,464,508	1,175,988
Selling, general and administrative	41,805	35,194	48,451	171,570	148,908
Income from joint ventures	(374)	(880)	(668)	(3,674)	(819)
Goodwill impairment charge	—	—	—	—	8,845
Other asset impairment charges (recoveries), net	(74)	2,224	(1,044)	(717)	20,682
Restructuring charges and other exit-related activities	90	(976)	93	(109)	6,781
Operating income (loss)	22,108	18,376	19,147	56,013	(7,842)
Interest expense	(2,112)	(2,110)	(2,131)	(8,081)	(8,889)
Other income (expense), net	(561)	462	524	758	1,226
Income (loss) from continuing operations before income taxes	19,435	16,728	17,540	48,690	(15,505)
Income tax benefit (expense)	(586)	75	(161)	(1,322)	(735)
Income (loss) from continuing operations	18,849	16,803	17,379	47,368	(16,240)
Loss from discontinued operations, net of tax	(114)	(143)	(127)	(390)	(1,348)
Net income (loss)	18,735	16,660	17,252	46,978	(17,588)
Net income attributable to noncontrolling interests	(500)	(528)	(687)	(2,467)	(1,821)
Net income (loss) attributable to SSI	$18,235	$16,132	$16,565	$44,511	$(19,409)

Basic:
Income (loss) per share from continuing operations attributable to SSI	$0.66	$0.60	$0.60	$1.63	$(0.66)
Loss per share from discontinued operations	—	(0.01)	—	(0.01)	(0.05)
Net income (loss) per share attributable to SSI(1)	$0.66	$0.59	$0.60	$1.62	$(0.71)
Diluted:
Income (loss) per share from continuing operations attributable to SSI	$0.65	$0.59	$0.60	$1.60	$(0.66)
Loss per share from discontinued operations	—	(0.01)	—	(0.01)	(0.05)
Net income (loss) per share attributable to SSI(1)	$0.64	$0.58	$0.60	$1.58	$(0.71)

Weighted average number of common shares:
Basic	27,650	27,333	27,601	27,537	27,229
Diluted	28,409	27,623	27,703	28,141	27,229
Dividends declared per common share	$0.1875	$0.1875	$0.1875	$0.750	$0.750

(1) May not foot due to rounding.

SCHNITZER STEEL INDUSTRIES, INC.
SELECTED OPERATING STATISTICS
(Unaudited)

					Fiscal Year
	1Q17	2Q17	3Q17	4Q17	2017
SSI Total Volumes(1)
Total ferrous volumes (LT)	833,889	852,036	951,230	990,516	3,627,671
Total nonferrous volumes (000s LB)	136,057	122,554	161,832	164,342	584,785
Auto and Metals Recycling
Ferrous selling prices ($/LT)(2)
Domestic	$169	$237	$263	$257	$236
Export	$203	$252	$255	$263	$244
Average	$194	$247	$258	$262	$242
Ferrous sales volume (LT)
Domestic	197,255	220,975	291,227	238,930	948,387
Export	519,510	518,200	534,164	625,168	2,197,042
Total	716,765	739,175	825,391	864,098	3,145,429

Nonferrous average price ($/LB)(2)(3)	$0.58	$0.64	$0.65	$0.64	$0.63
Nonferrous sales volume (000s LB)(3)	125,817	114,275	150,356	150,343	540,791
Car purchase volume (000s)(4)	94	96	108	113	411
Auto stores at end of quarter	52	52	53	53	53
Cascade Steel and Scrap
Finished steel average sales price ($/ST)(2)	$492	$517	$545	$565	$534
Sales volume (ST)
Rebar	73,903	69,136	84,166	96,323	323,528
Coiled products	23,934	34,371	54,629	48,349	161,283
Merchant bar and other	3,038	2,482	2,426	2,759	10,705
Finished steel products sold (000s ST)	100,875	105,989	141,221	147,431	495,516

Rolling mill utilization(5)	65%	89%	85%	95%	83%

					Fiscal Year
	1Q16	2Q16	3Q16	4Q16	2016
SSI Total Volumes(1)
Total ferrous volumes (LT)	805,279	737,124	832,001	914,284	3,288,688
Total nonferrous volumes (000s LB)	111,077	123,675	122,244	153,287	510,283
Auto and Metals Recycling
Ferrous selling prices ($/LT)(2)
Domestic	$167	$155	$206	$214	$188
Export	$180	$175	$218	$207	$196
Average	$176	$169	$214	$209	$193
Ferrous sales volume (LT)
Domestic	189,250	196,759	227,861	244,742	858,612
Export	515,109	454,924	509,502	560,642	2,040,177
Total	704,359	651,683	737,363	805,384	2,898,789

Nonferrous average price ($/LB)(2)(3)	$0.61	$0.58	$0.59	$0.60	$0.60
Nonferrous sales volume (000s LB)(3)	103,135	116,452	114,726	139,425	473,737
Car purchase volume (000s)(4)	77	70	79	92	319
Auto stores at end of quarter	55	55	53	52	52
Cascade Steel and Scrap
Finished steel average sales price ($/ST)(2)	$554	$504	$501	$528	$522
Sales volume (ST)
Rebar	85,899	71,935	84,193	88,591	330,618
Coiled products	32,482	33,742	42,168	29,891	138,283
Merchant bar and other	4,757	3,974	6,490	4,080	19,301
Finished steel products sold (000s ST)	123,138	109,651	132,851	122,562	488,202

Rolling mill utilization(5)	68%	61%	53%	71%	63%
(1)	Ferrous and nonferrous volumes sold externally by AMR and CSS and delivered to our steel mill for finished steel production.
(2)	Price information is shown after a reduction for the cost of freight incurred to deliver the product to the customer.
(3)	Excludes PGM metals in catalytic converters.
(4)	Cars purchased by auto stores only.
(5)	Rolling mill utilization for fiscal 2017 is based on effective annual production capacity under current conditions of 580 thousand tons of finished steel products, reflecting a decrease in the effective finished steel production capacity resulting from the decommissioning of the older rolling mill during the first quarter of fiscal 2017.

SCHNITZER STEEL INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	August 31, 2017	August 31, 2016
Assets
Current assets:
Cash and cash equivalents	$7,287	$26,819
Accounts receivable, net	138,998	113,952
Inventories	166,942	132,972
Other current assets	24,723	26,063
Total current assets	337,950	299,806

Property, plant and equipment, net	390,629	392,820

Goodwill and other assets	205,176	198,803

Total assets	$933,755	$891,429

Liabilities and Equity
Current liabilities:
Short-term borrowings	$721	$8,374
Other current liabilities	175,539	125,280
Total current liabilities	176,260	133,654

Long-term debt, net of current maturities	144,403	184,144

Other long-term liabilities	75,599	72,199

Equity:
Total Schnitzer Steel Industries, Inc. ("SSI") shareholders' equity	533,586	497,721
Noncontrolling interests	3,907	3,711
Total equity	537,493	501,432
Total liabilities and equity	$933,755	$891,429

Non-GAAP Financial Measures

This press release contains performance based on adjusted net income (loss) and adjusted diluted earnings (loss) per share from continuing operations attributable to SSI and adjusted consolidated, AMR and CSS operating income (loss), which are non-GAAP financial measures as defined under SEC rules. As required by SEC rules, the Company has provided reconciliations of these measures for each period discussed to the most directly comparable U.S. GAAP measure. Management believes that presenting non-GAAP financial measures provides a meaningful presentation of our results from business operations excluding adjustments for goodwill impairment charges, other asset impairment charges net of recoveries, restructuring charges and other exit-related activities, recoveries related to the resale or modification of previously contracted shipments, the non-cash write-off of debt issuance costs, and the income tax expense (benefit) allocated to these adjustments, items which are not related to our underlying business operational performance, and improves the period-to-period comparability of our results from business operations. Adjusted operating results in fiscal 2015 excluded the impact of the resale or modification of the terms, each at significantly lower prices due to sharp declines in selling prices, of certain previously contracted bulk shipments for delivery during fiscal 2015. Recoveries resulting from settlements with the original contract parties, which began in the third quarter of fiscal 2016, are reported within the selling, general and administrative expense in the Consolidated Statements of Operations, and are also excluded from these measures. Further, management believes that debt, net of cash is a useful measure for investors because, as cash and cash equivalents can be used, among other things, to repay indebtedness, netting this against total debt is a useful measure of our leverage. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the most directly comparable U.S. GAAP measures.

($ in millions)	Quarter			Year
	4Q17	4Q16	3Q17	2017	2016
Consolidated operating income (loss):
Operating income (loss)	$22	$18	$19	$56	$(8)
Goodwill impairment charge	—	—	—	—	9
Other asset impairment charges (recoveries), net	—	2	(1)	(1)	21
Restructuring charges and other exit-related activities	—	(1)	—	—	7
Recoveries related to the resale or modification of certain previously contracted shipments	—	(1)	—	(1)	(1)
Adjusted operating income(1)	$22	$19	$18	$54	$28

AMR operating income:
Operating income	$24	$19	$30	$91	$23
Goodwill impairment charge	—	—	—	—	9
Other asset impairment charges (recoveries), net	1	—	(1)	—	16
Recoveries related to the resale or modification of certain previously contracted shipments	—	(1)	—	(1)	(1)
Adjusted AMR operating income(1)	$24	$18	$28	$90	$48

CSS operating income:
Operating income	$8	$3	$1	$5	$5
Other asset impairment charges (recoveries), net	(1)	2	—	(1)	4
Adjusted CSS operating income(1)	$7	$5	$1	$5	$9

(1)	May not foot due to rounding.

Net income (loss) from continuing operations attributable to SSI

($ in millions)	Quarter			Year
	4Q17	4Q16	3Q17	2017	2016
Net income (loss) from continuing operations attributable to SSI	$18	$16	$17	$45	$(18)
Goodwill impairment charge	—	—	—	—	9
Other asset impairment charges (recoveries), net	—	2	(1)	(1)	21
Restructuring charges and other exit-related activities	—	(1)	—	—	7
Recoveries related to the resale or modification of certain previously contracted shipments	—	(1)	—	(1)	(1)
Non-cash write-off of debt issuance costs	—	—	—	—	1
Income tax expense (benefit) allocated to adjustments(2)	—	—	—	—	1
Adjusted net income from continuing operations attributable to SSI(1)	$18	$17	$16	$43	$19

(1)	May not foot due to rounding.
(2)	Income tax allocated to adjustments reconciling Reported and Adjusted net income (loss) from continuing operations attributable to SSI and diluted earnings (loss) per share from continuing operations attributable to SSI is determined based on a tax provision calculated with and without the adjustments.
Diluted earnings (loss) per share from continuing operations attributable to SSI
($ per share)	Quarter			Year
	4Q17	4Q16	3Q17	2017	2016
Net income (loss) attributable to SSI	$0.64	$0.58	$0.60	$1.58	$(0.71)
Less: Loss from discontinued operations attributable to SSI	—	(0.01)	—	(0.01)	(0.05)
Net income (loss) from continuing operations attributable to SSI(1)	0.65	0.59	0.60	1.60	(0.66)
Goodwill impairment charge	—	—	—	—	0.32
Other asset impairment charges (recoveries), net	—	0.08	(0.04)	(0.03)	0.76
Restructuring charges and other exit-related activities	—	(0.04)	—	—	0.25
Recoveries related to the resale or modification of previously contracted shipments	(0.01)	(0.02)	(0.01)	(0.04)	(0.03)
Non-cash write-off of debt issuance costs	—	—	—	—	0.03
Income tax expense (benefit) allocated to adjustments(2)	—	(0.01)	—	—	0.02
Adjusted diluted earnings from continuing operations attributable to SSI(1)	$0.63	$0.60	$0.56	$1.53	$0.69

(1)	May not foot due to rounding.
(2)	Income tax allocated to adjustments reconciling Reported and Adjusted net income (loss) from continuing operations attributable to SSI and diluted earnings (loss) per share from continuing operations attributable to SSI is determined based on a tax provision calculated with and without the adjustments.

Debt, net of cash
($ in thousands)
	August 31, 2017	August 31, 2016	May 31, 2017
Short-term borrowings	$721	$8,374	$641
Long-term debt, net of current maturities	144,403	184,144	183,802
Total debt	145,124	192,518	184,443
Less: cash and cash equivalents	7,287	26,819	15,209
Total debt, net of cash	$137,837	$165,699	$169,234

Safe Harbor for Forward Looking Statements

Statements and information included in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Except as noted herein or as the context may otherwise require, all references in this press release to “we,” “our,” “us,” “Company,” “Schnitzer,” and “SSI” refer to Schnitzer Steel Industries, Inc. and its consolidated subsidiaries.

Forward-looking statements in this press release include statements regarding future events or our expectations, intentions, beliefs and strategies regarding the future, which may include statements regarding trends, cyclicality and changes in the markets we sell into; the Company's outlook, growth initiatives or expected results or objectives, including pricing, margins, sales volumes and profitability; strategic direction or goals; targets; changes to manufacturing and production processes; the cost of and the status of any agreements or actions related to our compliance with environmental and other laws; expected tax rates, deductions and credits; the realization of deferred tax assets; planned capital expenditures; liquidity positions; ability to generate cash from continuing operations; the potential impact of adopting new accounting pronouncements; obligations under our retirement plans; benefits, savings or additional costs from business realignment, cost containment and productivity improvement programs; and the adequacy of accruals.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “outlook,” “target,” “aim,” “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” “will,” “should,” “could,” “opinions,” “forecasts,” “projects,” “plans,” “future,” “forward,” “potential,” “probable,” and similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

We may make other forward-looking statements from time to time, including in reports filed with the Securities and Exchange Commission, press releases, and presentations and on public conference calls. All forward-looking statements we make are based on information available to us at the time the statements are made, and we assume no obligation to update any forward-looking statements, except as may be required by law. Our business is subject to the effects of changes in domestic and global economic conditions and a number of other risks and uncertainties that could cause actual results to differ materially from those included in, or implied by, such forward-looking statements. Some of these risks and uncertainties are discussed in “Item 1A. Risk Factors” in our most recent annual report on Form 10-K and in our quarterly reports on Form 10-Q. Examples of these risks include: potential environmental cleanup costs related to the Portland Harbor Superfund site or other locations; the cyclicality and impact of general economic conditions; instability in international markets; volatile supply and demand conditions affecting prices and volumes in the markets for both our products and raw materials we purchase; imbalances in supply and demand conditions in the global steel industry; the impact of goodwill impairment charges; the impact of long-lived asset and cost and equity method investment impairment charges; inability to sustain the benefits from productivity and restructuring initiatives; difficulties associated with acquisitions and integration of acquired businesses; customer fulfillment of their contractual obligations; increases in the relative value of the U.S. dollar; the impact of foreign currency fluctuations; potential limitations on our ability to access capital resources and existing credit facilities; restrictions on our business and financial covenants under our bank credit agreement; the impact of consolidation in the steel industry; inability to realize expected benefits from investments in technology; freight rates and the availability of transportation; the impact of equipment upgrades, equipment failures and facility damage on production; product liability claims; the impact of legal proceedings and legal compliance; the adverse impact of climate change; the impact of not realizing deferred tax assets; the impact of tax increases and changes in tax rules; the impact of one or more cybersecurity incidents; environmental compliance costs and potential environmental liabilities; inability to obtain or renew business licenses and permits or renew facility leases; compliance with greenhouse gas emission laws and regulations; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which we participate.

CONTACT:
Schnitzer Steel Industries, Inc.
Investor Relations:
Alexandra Deignan, 646-278-9711
adeignan@schn.com
or
Company Info:
www.schnitzersteel.com
ir@schn.com